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                                                                  Exhibit 10.20
                                      LEASE


         THIS LEASE is made as of the 30 day of June, 2000, by and between CRE CORPORATION, a Rhode Island corporation ("Landlord") and ZEBRA TECHNOLOGIES CORPORATION, a Delaware corporation ("Tenant").

                          W I T N E S S E T H  T H A T:

         1.  PREMISES AND TERM.

         1.1 Landlord hereby demises and leases to Tenant and Tenant hereby hires and takes from Landlord that certain lot or parcel situated at 30 Plan Way, Warwick, Rhode Island containing approximately 7.309 acres (the "Land") and more fully described in Exhibit A attached hereto, together with a certain building containing by agreement 98,727 sq. ft. (the "Building") and all other improvements (including all parking areas, driveways and sidewalks) now located or hereafter erected on the Land. (Said Land, Building and other improvements are hereinafter collectively called the "Demised Premises").

         TO HAVE AND TO HOLD the Demised Premises, together with all rights, privileges, easements and appurtenances thereunto belonging and attaching, unto Tenant for a term (the "Initial Term") (the Initial Term, including any extensions thereof, are sometimes hereinafter called the "Term") commencing on the date hereof (the "Commencement Date") and ending on April 2, 2003 (the "Expiration Date") unless sooner terminated or extended as herein provided. This Lease is made upon the covenants and agreements hereinafter set forth with which the parties respectively agree to observe and comply during the Term.

         1.2 So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing, Tenant shall have the right to extend the Term for five additional periods of two (2) years each (each, an "Extended Term" and collectively, "Extended Terms"), the first Extended Term beginning on April 3, 2003 and continuing through April 2, 2005 and each successive Extended Term having a term as provided in Section 2.1 below. Each Extended Term shall be on the same terms and conditions as are contained herein, except that there shall be one (1) less Extended Term remaining each time Tenant extends the Term and Rent during each Extended Term shall be as provided in Section 2.1. Tenant shall exercise each such right to extend by giving notice thereof to Landlord not later than April 2 of the year that is three hundred sixty-five (365) days prior to the commencement of the next such Extended Term (the "Renewal Notice Date").

         2.  RENTAL.

         2.1 During the Term, Tenant shall pay to Landlord annual rent ("Rent") as follows:

                  a) during the Initial Term (e.g., Commencement Date - April 2, 2003) at the rate of $4.60 per square foot payable in equal monthly installments of $37,845.35;

                  b) during the first Extended Term (e.g., April 3, 2003 - April 2, 2005), at the rate of $4.72 per square foot payable in equal monthly installments of $38,832.62;

                  c)       during the second Extended Term (e.g., April 3, 2005
                           - April 2, 2007), at the rate of $4.84 per square foot payable in equal monthly installments of $39,819.89;

                  d) during the third Extended Term (e.g., April 3, 2007 - April 2, 2009), at the rate of $4.96 per square foot payable in equal monthly installments of $40,807.16;

                  e)       during the fourth Extended Term (e.g., April 3, 2009
                           - April 2, 2011), at the rate of $5.08 per square foot payable in equal monthly installments of $41,794.43; and


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                  f)       during the fifth Extended Term (e.g., April 3, 2011 -
                           April 2, 2013), at the rate of $5.21 per square foot payable in equal monthly installments of $42,863.97.

         2.2 Rent shall be payable monthly in advance on the first day of the Term and continuing on or before the first business day of each month thereafter. If the Term commences or terminates on a day other than the first day of a month, Rent payable for such month will be prorated on a daily basis. Tenant covenants and agrees with Landlord to pay the Rent at the time and in the manner as aforesaid by checks or drafts payable to Landlord at such place as Landlord may direct to Tenant in writing.

         3.  UTILITIES AND OTHER CHARGES.

         From and after the Commencement Date, Tenant will pay directly before the same become delinquent, as additional rent, all amounts attributable to electricity, gas, refuse collection, telephone, sewage disposal, water or any other utilities or services rendered to the Demised Premises or any connection or meters therefor, whether assessed to, or payable by, Landlord or Tenant. To the extent possible, all such utilities shall be in Tenant's name and billed directly to Tenant and such bills will be paid by Tenant in accordance with their terms. Landlord will promptly forward to Tenant any bills or statements delivered to Landlord with respect to the foregoing. Tenant will, within thirty
(30) days after written demand by Landlord, furnish Landlord with receipts or other evidence indicating that all such amounts have been paid.

         4.  TAXES AND ASSESSMENTS.

         Upon receipt of any tax or assessment bill, Landlord shall promptly forward the same to Tenant. As additional rent, Tenant will pay directly to the applicable taxing authority promptly, all real and personal property taxes to which the Demised Premises or any part thereof or the rents therefrom (excluding any taxes based upon Landlord's income), are now or may during the Term be assessed or become liable, whether assessed to or payable by Landlord or Tenant and Tenant shall provide evidence of such payment to Landlord; PROVIDED, HOWEVER, that (a) with respect to any assessment made under any betterment or improvement law which may be payable in installments, Tenant shall be required to pay only such installments as shall become due and payable during the Term or for any part thereof, and (b) current real property taxes, levies, assessments and other governmental charges shall be prorated between Landlord and Tenant as of the dates of commencement and expiration of the Term based on actual taxes owed for the prorated period. Tenant may, at its expense, and in the name of Landlord, contest the amount of any such taxes, levies, assessments or other governmental charges by appropriate administrative or judicial proceeding provided that prior to commencing any such proceeding Tenant shall have demonstrated, to the reasonable satisfaction of Landlord, Tenant's ability to pay in full the amount of such contested tax, levy, assessment or charge.

         5.  COMPLIANCE WITH LAWS AND REGULATIONS.

         5.1 Tenant shall use the Demised Premises for office, manufacturing research and development and any other lawfully permitted uses (the "Permitted Use").

         5.2 Tenant will at all times during the Term keep the Demised Premises in good order and condition and, subject to the terms of Section 10 hereof, observe and perform in all material respects all laws, ordinances, orders, rules and regulations now or hereafter made by any governmental authority for the time being applicable to the Demised Premises or any improvement thereon or use thereof.

         6.  INSPECTION.

         Tenant will permit Landlord and its agents to enter the Demised Premises, at reasonable times and provided that such entry shall not interfere with Tenant's operations at the Demised Premises, during the Term in order to examine the state of repair and condition thereof and the use being made of the same and to show the


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Demised Premises to mortgagees and prospective purchasers
and, within six (6) months of the expiration of the Term (if Tenant has not previously extended the Term as provided in Section 1.2) to prospective purchasers or tenants provided that Landlord shall give Tenant not less than forty eight (48) hours notice of such entry, except in the case of emergency, when no such notice shall be required. Tenant shall have the right to accompany Landlord on any such entry.

         7.  WASTE AND UNLAWFUL USE.

         Tenant will not make or knowingly permit any waste or unlawful, improper or offensive use of the Demised Premises. Tenant shall use the Demised Premises solely for the Permitted Use.

         8.  ASSIGNMENT AND SUBLETTING.

         Tenant will not assign, mortgage, pledge or encumber this Lease or sublet all or any portion of the Demised Premises, or otherwise transfer any interest herein, without the prior written consent of Landlord in every case, which consent shall not be unreasonably withheld, delayed, or conditioned. Notwithstanding the foregoing, Tenant shall have the absolute right to assign this Lease to any affiliate of Tenant or to any party acquiring all or substantially all of either the stock or the assets of Tenant. Tenant shall also have the right, without the prior written consent of Landlord, to collaterally assign this Lease or grant a leasehold mortgage or deed of trust with respect to the Lease to any institutional lender extending credit to Tenant. In connection with any such financing, Landlord agrees to execute and deliver a landlord's consent and waiver containing such terms as any such lender may reasonably require, including, without limitation, a waiver of any liens on the personal property of Tenant and an undertaking by Landlord to recognize any such lender as the tenant under this Lease in the event that such lender succeeds to the rights of Tenant hereunder. Any financing of the Lease or any assignment of the Lease shall be subject to and subordinate to the leasehold estate created by this Lease. Notwithstanding any assignment of this Lease by Tenant, Tenant shall not be relieved from any obligations of Tenant hereunder.

         9.  ALTERATIONS, CHANGES AND IMPROVEMENTS.

         9.1 Tenant shall not make any alterations, changes or improvements to the structural elements or the exterior of the Building or construct any additions or improvements to the Building or erect any new building, without the prior written consent of Landlord in every case, which consent shall not be unreasonably withheld, delayed or conditioned, except as otherwise provided herein. In seeking such consent, Tenant shall advise Landlord as to whether (a) Tenant proposes to remove such alterations, changes or improvements at the expiration of the Term or (b) leave the same in the Demised Premises, whereupon the same shall become the property of Landlord upon the expiration of the Term, and such consent, if granted by Landlord, shall be upon such condition that Tenant either so remove or leave such alterations, changes or improvements, as the case may be, pursuant to Tenant's request for such consent, upon the expiration of the Term. Notwithstanding the foregoing, Tenant may from time to time make non-structural alterations, changes or improvements to the Demised Premises provided that the aggregate cost of such alterations, changes or improvements does not exceed the amount of $100,000 in any one calendar year.

         9.2 Nothing contained in this Section 10 shall prohibit Tenant from installing, using and removing personal property used in the conduct of Tenant's business provided Tenant otherwise complies with its obligations hereunder and provided that the installation, use and removal does not damage the Demised Premises such that the Demised Premises are either materially impaired or cannot be restored by Tenant at the expiration of the Term, reasonable wear and tear excepted.


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         10.  MAINTENANCE AND REPAIRS.

         10.1 Landlord shall, at its own expense, from time to time and at all times during the Term, maintain, repair and keep the roof and all structural and mechanical components of the Building (including but not limited to the heating, ventilation and air-conditioning, electrical and plumbing systems) in good repair and condition and shall maintain the parking lot in accordance with normal maintenance standards except to the extent that any such maintenance and repair shall occur as a result of the gross negligence or intentional act of Tenant or its employees, agents or invitees.

         10.2 Tenant shall, at its own expense (except for maintenance and repair by Landlord as provided in Section 10.1), from time to time and at all times during the Term, repair, replace, maintain and keep the Demised Premises in as good condition in all respects as the same were at the commencement of this Lease, reasonable wear and tear and casualty not intentionally caused by Tenant or its employees, agents or invitees against which insurance is not required hereunder excepted. In this regard, it shall be the obligation of Tenant to provide ordinary and routine maintenance of the Demised Premises, including ordinary and routine maintenance of the mechanical systems in the Building, notwithstanding the obligations of Landlord set forth in Section 10.1. Ordinary and routine maintenance and repair shall mean maintenance and repair expenses which would not be capitalized under generally accepted accounting practices.

         11.  INSURANCE; CASUALTY.

         11.1 Landlord shall maintain, throughout the Term, policies of insurance covering damage to the Demised Premises, excluding Tenant's fixtures, or equipment, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, "all risk" and fire sprinkler leakage insurance. Landlord shall furnish Tenant, upon written demand therefor, a copy of such policies or a certificate evidencing such insurance.

         11.2 Tenant will, at its own cost and expense, obtain and maintain during the Term hereof, a policy or policies of comprehensive general liability insurance, or its equivalent, with minimum limits of not less than Five Million Dollars ($5,000,000) for death or injury per occurrence and in the aggregate and Two Million Dollars ($2,000,000) for property damage per occurrence and in the aggregate. Such policy or policies shall be issued by companies having a Best's rating of not less than A, shall name Landlord as additional insured, shall require the insurer to give Landlord at least twenty (20) days' written notice of its intention to cancel or terminate the insurance policy or policies and shall cover the entire Demised Premises.

         11.3 In case at any time during the Term a portion of the Demised Premises shall be damaged by fire or other casualty which materially interferes with the conduct of Tenant's business, then, at the option of Tenant, (a) the proceeds of any insurance shall be used by Tenant to repair the Demised Premises in accordance with the procedures set forth in Section 11.4 or (b) Tenant may terminate this Lease in which case the estate and interest of Tenant in the Demised Premises shall immediately terminate and Rent and additional rent hereunder shall be adjusted as of the date of such casualty.

         11.4 In case at any time or times during the Term, the Demised Premises shall be damaged other than as described in Section 11.3 hereof, then the proceeds of any insurance maintained hereunder for the Demised Premises (and not for Tenant's property on or adjacent to the Demised Premises) shall be payable to a mutually acceptable escrow agent for the joint account of Landlord and Tenant, to be held by such escrow agent in trust, for the purpose of paying the cost of the repair or replacement of the Demised Premises, to such extent as may be necessary, and so far as sufficient for said purpose, and the same shall be paid over promptly by such escrow agent, without hindrance or delay, to Tenant, at such times as Tenant shall be obligated to make payments upon building contracts for such repairs and upon certificates of the architect, if any, in charge of such repairs, and in the absence of an architect, upon the furnishing of receipted bills for all materials and labor used, it being understood and agreed that, in the event of damage to any building or buildings or structure or structures upon the Demised Premises by fire or other casualty Tenant will proceed with all reasonable diligence to cause said building or buildings to be


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repaired in the manner herein provided, as soon as possible, to the condition such property was in immediately prior to such damage. Any balance of insurance in excess of the foregoing requirement shall be the property of Tenant and shall be promptly paid over to Tenant by such escrow agent.

         12.  INDEMNIFICATION; CONDITION OF PREMISES; PERMITS.

         12.1 Landlord shall indemnify and hold harmless Tenant (regardless of Landlord's covenant to insure) against and from (a) any and all claims, liabilities and damages of every nature arising from the use, occupancy or conduct of Landlord in or about, the Demised Premises, (b) any and all claims, liabilities and damages made or suffered by third parties (i) arising from any breach or default on the part of Landlord in the performance of any covenant or agreement of Landlord under this Lease, or (ii) arising from any act of Landlord or any of its agents, contractors, servants, employees or licensees occurring during the Term in or about the Demised Premises, and (c) all reasonable costs, counsel fees, expenses or liabilities incurred in connection with any claim, action or proceeding brought thereon.

         12.2 Tenant shall indemnify and hold harmless Landlord (regardless of Tenant's covenant to insure) against and from (a) any and all claims, liabilities and damages of every nature arising from Tenant's use, occupancy or conduct in or about, the Demised Premises, (b) any and all claims, liabilities and damages made or suffered by third parties (i) arising from any breach or default on the part of Tenant in the performance of any covenant or agreement of Tenant under this Lease, or (ii) arising from any act of Tenant or any of its agents, contractors, servants, employees or licensees occurring during the Term in or about the Demised Premises and (c) all reasonable costs, counsel fees, expenses or liabilities incurred in connection with any claim, action or proceeding brought thereon.

         12.3 At its own cost, Tenant shall obtain and maintain all permits, licenses and other authorizations which are required with respect to its business and the Demised Premises.

         13.  LIENS.

         13.1 Tenant will not commit or suffer any act or neglect whereby the Demised Premises or any improvements thereon or the estate of Landlord therein shall at any time during the Term become subject as a result of Tenant's actions to any attachment, judgment, lien, charge or encumbrance whatsoever and Tenant will indemnify and hold Landlord harmless from and against all loss, costs and expenses, including reasonable attorneys' fees, with respect thereto. The foregoing sentence shall not apply to any attachment, judgment, lien, charge or encumbrance filed in connection with work performed by, at the direction of, or arising as a result of acts or omissions by, Landlord.

         13.2 If any mechanic's laborer's or materialmen's liens shall at any time be filed against the Demised Premises or any part hereof (in connection with work performed by, or at the direction of, Tenant), Tenant, within thirty
(30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, bonding or otherwise. Notwithstanding the foregoing sentence, Tenant shall be entitled to contest or litigate any such lien provided that prior to such contest or litigation Tenant shall have demonstrated, to the reasonable satisfaction of Landlord, Tenant's ability to pay in full such contested amount.

         13.3 Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer, materialman, architect or engineer for the performance of any labor or the furnishing of any materials or services for or in connection with the Demised Premises or any part thereof. Notice is hereby given that Landlord shall not be liable for any labor or materials or services furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor, materials or services shall attach or affect the fee or reversionary or other estate or interest of Landlord in the Demised Premises or in this Lease.

         14.  TENANT DEFAULT.


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         14.1 The occurrence of any of the following events shall constitute an
Event of Default hereunder;

                  a. Tenant shall fail to pay any installment of Rent when due and such failure shall continue for ten (10) days after written notice from Landlord; PROVIDED, HOWEVER, that if Landlord is required to give written notice of default more than two times during any twelve (12) month period, Landlord shall thereafter no longer be required to provide written notice;

                  b. Tenant shall fail to pay any additional rent or other amounts due under this Lease when due and such failure shall continue uncorrected for thirty (30) days after written notice from Landlord;

                  c. Tenant shall (i) apply for or consent to an appointment of a receiver, a trustee or liquidator of it or all or a substantial part of its assets; (ii) be unable or admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or corporate action shall be taken by it for the purpose of effecting any of the foregoing, which is not released within a period of thirty (30) days;

                  d. An order, judgment or decree shall be entered, without the application, approval or consent of Tenant, by any court of competent jurisdiction, approving a petition seeking reorganization of Tenant or such assignee or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days;

                  e. The dissolution of Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; or

                  f. The failure of Tenant to observe or comply with any other material condition or covenant hereof and such failure shall continue uncorrected for thirty (30) days after written notice thereof from Landlord. If such condition cannot reasonably be corrected with due diligence within such period of thirty (30) days, such period shall be extended to a period necessary to cure such default with all due diligence.

         14.2 Upon the occurrence of an Event of Default or at any time thereafter, Landlord, at its option, and with or without process of law, shall have the right to terminate this Lease and to enter upon the Demised Premises and to expel Tenant and those claiming under Tenant, without being guilty of any manner of trespass, and thereafter Landlord may peacefully and quietly hold and enjoy the Demised Premises as if this Lease had not been made; without prejudice, however, to any right of Landlord to sue for and recover any Rent, additional rent and other amounts then due under this Lease; or to any claim for damages or right of action, remedy or proceeding for breach of any covenant, agreement or condition herein contained which Landlord might otherwise have or use.

         14.3 In case of entry and termination of this Lease as hereinabove provided, Tenant will pay to Landlord as damages for the breach by Tenant of this Lease a) the amount of Rent and additional rent provided for herein for the remainder of the Term as such becomes due, plus b) the reasonable costs of removal and storage of Tenant's personal property, plus c) the reasonable costs of such re-letting, less the proceeds received by Landlord, if any, from the re-letting of the Demised Premises. Landlord shall use reasonable efforts to mitigate the loss and relet the Demised Premises in such event.


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         14.4 Upon the occurrence of an Event of Default, and subject to the provisions of applicable laws, this Lease will not, except at the option of Landlord, continue for the benefit of any attaching creditor, assignee for the benefit of creditors, permanent receiver, or trustee in bankruptcy.

         14.5 In the event of any breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled, as a matter of right, to enjoin such breach.

         15.  CONDEMNATION.

         15.1 In case at any time or times during the Term (a) all or substantially all of the Demised Premises shall be taken or condemned by any authority having the power of eminent domain, or, (b) as a result of any taking or condemnation of any portion of the Demised Premises, there is a material interference with the conduct of Tenant's business, then and in every such case, this Lease shall terminate immediately and Rent and additional rent hereunder shall be adjusted as of the date of such condemnation. Notwithstanding the foregoing, Tenant shall be entitled to any award attributable to the value of its leasehold improvements and to the cost of relocating its business but such rights shall not in any way operate to reduce the award to which Landlord might otherwise be entitled.

         15.2 In case at any time or times during the Lease Term the Demised Premises shall be taken or condemned other than as described in Section 15.1 hereof, then this Lease shall remain in full force and effect and Landlord shall, to the extent of available condemnation proceeds, perform any restoration work required to permit the continued use of the Demised Premises for the Permitted Use. In such event, subject to the rights of the holder of any mortgage, Landlord will receive all compensation and damages payable on account of such taking (except compensation and damages, if any, attributable to Tenant's leasehold improvements, which amounts shall belong to Tenant). In such event, Rent payable hereunder shall be proportionately and equitably reduced to reflect such taking.

         16.  ENVIRONMENTAL MATTERS.

         16.1 Landlord represents and warrants to Tenant that, to the best of the Landlord's knowledge, and there are no soil contamination conditions in, on or under the real property underlying or surrounding the Land and Building, and covenants that no asbestos or other hazardous materials have been used in constructing the Building, or any improvements therein. Landlord agrees to indemnify, defend and hold harmless Tenant, its affiliates, and their respective officers, agents and employees, from and against any and all claims, damages, costs, liabilities and/or fees and expenses (including the fees and expenses of counsel, consultants and site investigations) resulting from any breach of Landlord's representations, warranties or covenants contained in this Section 16.1, or from any soil contamination, toxic or hazardous substances, or other health or environmental hazards in, on or under the Land and Building as of the Commencement Date. It shall be a condition of Tenant's obligation to occupy the Demised Premises that no discharge or release of hazardous materials shall have occurred at the Land and Building prior to the date on which Tenant takes occupancy of the Demised Premises.

         16.2. Tenant represents and covenants that, in connection with its use and occupancy of the Premises, no hazardous material (except customary products used in the operations of Tenant) will be intentionally discharged, released, disposed of, spilled or leaked by Tenant, its officers, agents or employees, in, on or upon the Demised Premises, or surrounding real property, and that neither Tenant, nor any of its officers, agents or employees, will bring in, on or incorporate into the Demised Premises, any asbestos or other hazardous material. Tenant agrees to indemnify, defend and hold harmless Landlord, its affiliates, and their respective officers, agents and employees, from and against any and all claims, damages, costs, liabilities and/or fees expenses, (including the fees and expenses of counsel, consultants and site investigations) including attorneys' fees and remediation or cleanup costs, resulting from any discharge, release, disposal of, spill or leak (whether such discharge, release, disposal of or spill or leak is intentional or unintentional) by Tenant, its officers, agents or employees, in, on or upon the Demised Premises or surrounding real property or any incorporation of asbestos or other hazardous material into the Demised Premises.


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         16.3. For purposes of this Lease, "hazardous materials" shall mean any substance which is regulated under any federal or state law, regulation or rule relating to the environment or the protection of human health and safety, including, but not limited to the Resource Conservation and Recovery Act; the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act; the Toxic Substances Control act; the Federal Insecticide, Fungicide, and Rodenticide Act; the Clean Air Act, as amended, the Clean Water Act, as amended, and the Occupational Safety and Health Act, as amended.

         In the event any hazardous materials are present in the Demised Premises and the same must be removed, abated or neutralized pursuant to applicable laws and regulations, then, provided that the Tenant notifies the Landlord in writing of such presence within sixty (60) days after its discovery of such materials, such removal, abatement or neutralization shall be accomplished at no cost or expense to the Tenant, unless such removal, abatement or neutralization is required as a result of the Tenant or its contractors or their respective employees or agents bringing or releasing such hazardous materials onto the Demised Premises, in which event the Tenant shall be responsible for such removal, abatement or neutralization. If, while the Landlord is in the process of satisfying its requirement to remove, abate or neutralize any hazardous materials as aforesaid, the Tenant shall be required to close its operations in the Premises, then the Tenant shall be entitled to an abatement of Base Rent and Additional Rent payable by the Tenant hereunder until the date the Landlord shall complete such removal, abatement or neutralization as aforesaid.

         17.  INDEPENDENT COVENANTS -NO WAIVER.

         17.1 Each and every one of the covenants and agreements contained in this Lease shall be for all purposes construed to be separate and independent covenants and the waiver of the breach of any covenant contained herein by Landlord shall in no way or manner discharge or relieve Tenant from Tenant's obligation to perform each and every one of the covenants contained herein.

         17.2 If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to any person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

         17.3 The failure of Landlord or Tenant, as the case may be, to insist in any one or more cases upon the strict performance of any of the covenants of this Lease shall not be construed as a waiver of a relinquishment for the future of such covenant. A payment of Rent by Tenant or a receipt by Landlord of Rent, additional rent or other amount with knowledge in either case of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant, as the case may be.

         18.  LANDLORD'S TITLE; SUBORDINATION.

         18.1 Landlord represents and warrants to Tenant that Landlord is the owner of the Demised Premises in fee simple and that the same are subject to only those liens and encumbrances set forth on Exhibit B attached hereto. Landlord further represents and warrants that all mortgagees have agreed (or with respect to future mortgagees, will agree) in writing that to the extent that they are the recipients of any insurance or condemnation proceeds pursuant to Sections 11 and 15, they shall be bound to fulfill the Landlord's obligations with respect thereto.

         18.2 This Lease and the rights of Tenant hereunder are subject and subordinate in all respects to all matters of record, including, without limitation, all mortgages which may now or hereafter be placed on or affect the Demised Premises, or any part thereof, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof, and all substitutions therefor; PROVIDED, HOWEVER, that before such subordination shall be effective as to any mortgage or any other matter of record, Landlord shall cause the mortgagee, or other party in interest, as the case may be, to deliver to Tenant, in proper form for recording, the agreement of such mortgagee or other party that (a) no foreclosure of such mortgage or any other person claiming by or through or under such mortgagee (or other interest) shall disturb the possession of Tenant under this Lease so long as Tenant is not in default hereunder and (b) that the validity and continuance of this Lease (including without limitation the obligation of such mortgagee to allocate insurance and condemnation proceeds in accordance with the provisions of Sections 11 and 15) will be recognized. Concurrently with the delivery of such an agreement, Tenant agrees to execute and deliver an instrument in proper form for recording, in which Tenant agrees to and does subordinate this Lease to the liens of such mortgagees and other matters, and to all renewals, modifications, consolidations and replacements and extensions thereof, and to any persons claiming by, through or under such mortgagees or other such persons interest. Tenant shall, at the written request of Landlord, execute and deliver to any existing or future mortgagee a certificate indicating whether any claims, defenses or offsets then exist against Landlord, certifying that to the best of Tenant's knowledge, Landlord is not in default hereunder and that this Lease is in full force and effect and unmodified, except as specified in said certificate, indicating what rent has been paid and agreeing that this Lease may not be modified without the consent of such mortgagee, which consent shall not be unreasonably withheld or delayed.

         19.      RIGHT OF FIRST REFUSAL; CONVEYANCE OF LANDLORD.

          19.1 In the event that Landlord desires to sell all or any portion of the Demised Premises and receives a bona fide offer therefor (the "Offer"), which Offer Landlord is prepared to accept, Landlord shall so notify Tenant in writing. Each notice (the "Offeree Notice") shall set forth the identity and mailing address of the prospective purchaser ("Prospective Purchaser"), the portion of the Demised Premises proposed to be sold, the price to be received therefor and the Landlord's Offer to sell the Demised Premises to Tenant. A copy of the Offer from the Prospective Purchaser shall accompany such Offeree Notice. Tenant shall thereupon be entitled for a period of fifteen (15) days after the date of the Offeree Notice to purchase at the price and upon the terms set forth in the Offeree Notice all or any portion of the Demised Premises. If Tenant shall accept such Offer by written notice to Landlord within such time (such notice specifying a closing date being the later of sixty (60) days from the date thereof or the closing date specified in the Offer), such offer and acceptance shall constitute a contract between them for the sale by Landlord and the purchase by Tenant of the Demised Premises and shall not thereafter be subject to rejection by either party.

         19.2 If the Offer to sell is not so accepted by Tenant, Landlord may thereafter sell the Demised Premises to such BONA FIDE third party purchaser on the terms contained in the Offer. Any such sale and transfer must be consummated within 180 days following the expiration of the time hereinabove provided for the acceptance by Tenant. If the Demised Premises are sold to such third party, the sale shall be subject to this Lease and all of the provisions hereof except that this right of first refusal shall expire upon such conveyance.

         19.3 Upon the date fixed for any purchase of the Demised Premises hereunder, Tenant shall pay to Landlord the purchase therefor and Landlord shall convey its interest in the Demised Premises to Tenant by quitclaim deed.

         20.      PRIOR NEGOTIATIONS.

         This Lease (including all exhibits hereto) merges and supersedes all prior negotiations, representations and agreements and constitutes the entire contract between the parties hereto concerning the leasing of the Demised Premises, the improvements thereon and the other matters provided for herein.

         21.  QUIET ENJOYMENT.

         Landlord covenants that Tenant, upon paying the Rent and performing the covenants hereof on the part of Tenant to be performed shall and may peaceably and quietly have, hold and enjoy the Demised Premises and all related appurtenances, rights, privileges and easements throughout the term hereof without any lawful hindrance by Landlord and any person claiming by, through or under it.

         22.  RETURN OF PREMISES; HOLDOVER.

         22.1 At the expiration or other termination of the Term, Tenant will remove from the Demised Premises its property and that of all claiming under it and will peaceably yield up to Landlord the Demised Premises in as good condition in all respects as the same were at the commencement of this Lease, except for ordinary wear and tear, damage by the elements, by any exercise of the right of eminent domain or by any public or other authority, or damage not caused by Tenant.

         22.2 If Tenant remains in possession of the Demised Premises after the expiration of the Term Tenant shall be deemed a holdover upon a month-to-month tenancy subject, however, to all of the terms and conditions of this Lease except as to the Term and except that monthly Rent shall be one and one half (1.5) times that payable for the last month of the Term.

         23.  CONSTRUCTION.

         The mention of the parties hereto by name or otherwise shall be construed as including and referring to their respective successors and permitted assigns as well as to the parties themselves whenever such construction is required or admitted by the provisions hereof; and all covenants, agreements, conditions, rights, powers and privileges hereinbefore contained shall inure to the benefit of and be binding upon the successors and assigns of such parties, unless otherwise provided.

         24.  SHORT FORM OF LEASE.

         At the request of either party, the other party shall duly execute and acknowledge for recording purposes a short form of this Lease, which shall recite the names of the parties, describe the Demised Premises, specify the Term, and provide that this Lease is made upon the rents, terms, option to purchase, mortgage limitation, non-disturbance and attornment, covenants and conditions contained herein.

         25.  NOTICES.

         Whenever notice shall be given under this Lease, the same shall be in writing and shall be sent by certified or registered mail as follows:

                  To Landlord:

                           CRE Corporation
                           30 Plan Way
                           Warwick, Rhode Island
                           Attention:       Mr. Robert Petteruti

                  with a copy by ordinary mail to:

                           Walter G.D. Reed, Esq.
                           Edwards & Angell, LLP
                           2800 BankBoston Plaza
                           Providence, Rhode Island  02903

                  To Tenant:

                           Zebra Technologies Corporation.
                           333 Corporate Woods Parkway
                           Vernon Hills, IL 60061
                           Attention:

                  with a copy by ordinary mail to:

                           Katten Muchin Zavis
                           525 West Monroe Street
                           Suite 1600
                           Chicago, Illinois  60661
                           Attention:       Matthew S. Brown, Esq.

or to such other address or addresses as each party may from time to time designate by like notice to the other. Notices shall be deemed received two (2) days following the date of mailing.

         26.  SUCCESSORS AND ASSIGNS.

         The words "Landlord" and "Tenant" shall include their respective heirs, legal representatives, successors and assigns.

         27.  GOVERNING LAW.

         This Lease shall be governed by the laws of the State of Rhode Island.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their duly authorized officer as of the day and year first above written.

                                       LANDLORD:

                                                     CRE CORPORATION



Witness:                               By:
        ------------------------          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       TENANT:

                                       ZEBRA TECHNOLOGIES CORPORATION



Witness:                               By:
        ------------------------          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                              SCHEDULE AND EXHIBITS


         Exhibit A                  Legal Description

         Exhibit B                  Permitted Encumbrances

                                    EXHIBIT A

                                Legal Description


         ALL THAT CERTAIN lot or parcel of land with all the buildings and improvements thereon located in the City of Warwick, County of Kent, State of Rhode Island, bounded and described as follows:

         BEING designated as "Parcel B 7.309 AC." on that certain plan entitled, "DIVISION OF LAND WARWICK RHODE ISLAND PREPARED FOR BURDENCE CORPORATION R.A. CATALDO ENGINEERING 141 POWER ROAD PAWTUCKET, RI 02860 PROJECT NO. 90252 DATE:
10/22/93 SCALE: 1" - 100' Richard E. Danielson in Volume 2101 at Page 318 of the Warwick Land Evidence Records. The original plan is filed in the map drawer of the Warwick Land Evidence Records.

         BEING further designated as a portion of Lot 4 on Plat 279 of the Warwick tax assessor's plats as presently constituted, for further reference only.

         BEING a potion of the same premises conveyed to Burdence Corporation, a Rhode Island corporation, by deed of GTECH Corporation, a Delaware corporation, dated June 22, 1988 and recorded June 24, 1988 at 12:08 p.m. in Volume 1149 at Page 133 of the Warwick Land Evidence Records.

         SUBJECT to restrictions, easements and agreements of record.

                                    EXHIBIT B

                             Permitted Encumbrances

         1. Building, zoning and subdivision ordinances, state and federal regulations.

         2. Sewer easement set forth in that certain instrument of record dated April 22, 1963 and recorded in Volume 336 at Page 504 of the Warwick Land Evidence Records.

         3. Sewer easement set forth in that certain instrument of record dated August 22, 1963 and recorded in Volume 338 at Page 194 of the Warwick Land Evidence Records.

         4. Slope easement granted to the City of Warwick by that certain instrument of record dated September 30, 1964 and recorded in Volume 352 at Page 87 of the Warwick Land Evidence Records.

         5. Easement to Narragansett Electric Company and New England Telephone and Telegraph Company set forth in that certain instrument of record dated October 1, 1969 and recorded in Volume 402 at Page 111 of the Warwick Land Evidence Records.

         6. Subject to existing utility easements of record and rights of others, including the public, to use the subject premises to pass and repass on foot and with vehicles of all kinds, between Service Avenue and Blackburn Street, and right of utility companies to maintain gas, electric and water lines now existing.

         7. Any gas mains or water lines located within the northerly extension of Blackburn Street.

         8. Conditions of survey entitled, "MAP OF LAND IN WARWICK, R.I. BELONGING TO HILLSGROVE - 95 INDUSTRIAL PARK CORP. SURVEYED BY JOSEPHY A. MARRIER JR. APRIL 26, 1977 REVISED DECEMBER, 1984 MARRIER SURVEYING, INC. SCALE 1" - 80' " as follows: any matters occurring after December, 1984: a) 30 foot sewer easement crossing the northwesterly portion of the premises. b) guy wires attached to poles along Service Avenue and Plan Way as they cross said property. Survey filed in 1-1-1642 of the Warwick Land Evidence Records.

         9. Subject to the sewer easement along the northwesterly portion of the premises, and a proposed 175' wide drainage easement along the easterly portion of the premises, as reserved in the proposed deed from Burdence Corporation, a Rhode Island corporation, and CRE CORPORATION, a Rhode Island corporation, designated as Parcel B as set forth on that certain plan entitled, "DIVISION OF LAND WARWICK RHODE ISLAND PREPARED FOR BURDENCE CORPORATION R.A. CATALDO ENGINEERING" recorded in Volume 2102 at Page 318, and in the map drawer, of the Warwick Land Evidence Records.